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                                                                    EXHIBIT 21.1

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
Arcair Canada Inc. (Canada)
Arcair Company (Delaware)                                        Stoody Deloro Stellite, Inc. (Delaware)
Arcair Stoody Europe S.A. (Belgium)                              Stoody International Company (Delaware)
Arcair Stoody Stellite Pacific Limited (Hong Kong)               TAG Realty, Inc. (Texas)
C&G Systems Holding, Inc. (Delaware)                             Thermadyne Asia/Pacific PTE Ltd. (Singapore)
C&G Systems, Inc. (Illinois)                                     Thermadyne Asia SDN BHD (Malaysia)
Canadian Cylinder Company (Canada)                               Thermadyne Australia Pty. Ltd. (Australia)
CHPO - Deloro (France)                                           Thermadyne Cylinder Company (California)
Comet Property Holdings Limited                                  Thermadyne do Brasil S.C. LTDA (Brazil)
Comweld Group Pty. Ltd. (Australia)                              Thermadyne de Mexico S.A. de C.V. (Mexico)
Comweld Hong Kong Limited (Hong Kong)                            Thermadyne Holding Company (Delaware)
Coyne Acquisition Company (Delaware)                             Thermadyne Industries, Inc. (Delaware)
Coyne Natural Gas Systems, Inc. (Missouri)                         (formerly known as Thermadyne Group, Inc.)
Deloro Ceramics, Inc. (Delaware)                                 Thermadyne Industries Limited (United Kingdom)
Deloro Stellite AB (Sweden)                                      Thermadyne International Corp. (Delaware)
Deloro Stellite GmbH (Germany)                                   Thermadyne Italia S.P.A. (Italy)
Deloro Stellite Inc. (Canada)                                    Thermadyne Japan, Ltd. (Japan)
Deloro Stellite Limited (United Kingdom)                         Thermadyne Receivables, Inc. (Delaware)
Duxtech Pty. Ltd. (Australia)                                    Thermadyne Welding Products of Canada, Ltd (Canada)
Hard Metal Alloys, Inc. (Florida)                                Thermal Acquisition Company (Delaware)
HMA, Inc. (Delaware)                                             Thermal Arc Phils, Inc. (Philippines)
MAG Acquisition Corp. (Delaware)                                 Thermal Dynamics Corp. (Delaware)
Marison Cylinder Company (Delaware)                              Tweco Acquisition Company (Delaware)
Materials Applications Group, Inc. (Delaware)                    Tweco Products, Inc. (Delaware)
MECO Holding Company (Delaware)                                  Victor Acquisition Company (Delaware)
Modern Engineering Company, Inc. (Missouri)                      Victor Coyne International, Inc. (Delaware)
Philippine Welding Equipment Inc. (Philippines)                  Victor Equipment Company (Delaware)
PT Catu (Indonesia)                                              Wichita Warehouse Corporation (Kansas)
Quetack Pty. Ltd. (Australia)
Quetala Pty. Ltd. (Australia)
Quetala Unit Trust (Australia)

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